Exhibit 99.1

FOR IMMEDIATE RELEASE

Celsius Holdings, Inc. to Webcast Presentation at the Goldman Sachs Global Staples Forum on May 17

BOCA RATON, FL, May 16, 2022/PRNewswire/ -- Celsius Holdings, Inc., (Nasdaq: CELH), maker of the leading global fitness drink, CELSIUS®, today announced the company will present at the Goldman Sachs Global Staples Forum on Tuesday, May 17, 2022.

Celsius CEO, John Fieldly, will be hosted by Goldman Sachs’ beverage analyst Bonnie Herzog, for a fireside chat presentation 8:55 a.m. ET, which will be webcast live.

Media and investors may access the live audio webcast at: https://kvgo.com/gs/celsius-holdings-inc-may-2022

About Celsius Holdings, Inc.

Celsius Holdings, Inc. (Nasdaq: CELH), is a global consumer packaged goods company with a proprietary, clinically proven formula for its master brand CELSIUS®. A lifestyle energy drink born in fitness and a pioneer in the rapidly growing energy category. CELSIUS® offers proprietary, functional, essential energy formulas clinically-proven to offer significant health benefits to its users. CELSIUS® is backed by six university studies that were published in peer-reviewed journals validating the unique benefits CELSIUS® provides. For more information, please visit: http://www.celsiusholdingsinc.com

Investor Relations:
Cameron Donahue
(651) 707-3532
cdonahue@celsius.com